Exhibit 4.6

Execution Version

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated January 28, 2020, is entered into by and among Thryv, Inc. (formerly known as Dex Media, Inc.), a Delaware corporation ("Borrower"), Thryv Holdings, Inc. (formerly known as Dex Media Holdings, Inc.), a Delaware corporation ("Parent"), Wells Fargo Bank, National Association, as administrative agent for each Secured Party (in such capacity, together with its successors and assigns in such capacity, "Administrative Agent") and the Lenders party hereto (collectively constituting the Required Lenders). Capitalized terms used herein shall have the meanings given to them in the Amended Credit Agreement (as defined below) unless otherwise specified.

RECITALS

Borrower, Parent, Administrative Agent and the Lenders from time to time party thereto are parties to that certain Amended and Restated Credit Agreement, dated as of June 30, 2017 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of January 31, 2019, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of March 21, 2019, and that certain Third Amendment to Amended and Restated Credit Agreement, dated as of August 20, 2019, and as may be further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the "Credit Agreement" and as further amended by this Amendment, the "Amended Credit Agreement").

Borrower has requested certain amendments be made to the Credit Agreement, which Administrative Agent and Lenders party hereto (collectively constituting the Required Lenders) are willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.  Amendments to Credit Agreement. Effective as of the date hereof (the "Fourth Amendment Effective Date"), Schedule 1.1 of the Credit Agreement is hereby amended by giving effect to each of the following:

(a)   Delete the words "First Amendment Effective Date" from sub-clause (a)(ii) of the definition of "Available Amount" and replace it with the words "Fourth Amendment Effective Date".

(b)  Delete the words "First Amendment Effective Date" from sub-clause (b) of the definition of "Available Amount Conditions" and replace it with the word "Fourth Amendment Effective Date".

(c)    Insert in the appropriate alphabetical order the following new definition:

""Fourth Amendment Effective Date" means January 28, 2020."

2.   Representations and Warranties. The Borrower hereby represents and warrants to Administrative Agent and the Lenders party hereto as of the Fourth Amendment Effective Date that the representations and warranties contained in Section 4 of the Amended Credit Agreement are correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Fourth Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

3.   References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Amended Credit Agreement; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Amended Credit Agreement.

4.   No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Administrative Agent, whether or not known to Administrative Agent and whether or not existing on the date of this Amendment.

5.   Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original and all of which counterparts, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

6.  Governing Law. THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THRYV, INC. a Delaware corporation

By:	/s/ KJ.Christopher
	Name:	KJ.Christopher
	Title:	AVP-Investor Relations, Treasury & Tax

THRYV HOLDINGS, INC. a Delaware corporation

By:	/s/ KJ.Christopher
	Name:	KJ.Christopher
	Title:	AVP-Investor Relations, Treasury & Tax

Signature page to Fourth Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association as Administrative Agent and as a Lender

By:	/s/ Marc J. Breier
	Name:	Marc J. Breier
	Title:	Authorized Signatory

Signature page to Fourth Amendment to Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as a Lender

By:
Name:
Title:

Signature page to Fourth Amendment to Amended and Restated Credit Agreement

CU BANK, N.A. a national banking association, as a Lender

By:
Name:
Title:

Signature page to Fourth Amendment to Amended and Restated Credit Agreement